As filed with the Securities and Exchange Commission on May 21, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________

GERON CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	75-2287752
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
_____________________

919 E. Hillsdale Boulevard, Suite 250
Foster City, California 94404
(650) 473-7700
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
_____________________

John A. Scarlett
President and Chief Executive Officer
Geron Corporation
919 E. Hillsdale Boulevard, Suite 250
Foster City, California 94404
(650) 473-7700

(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________

Copies to:

Stephen N. Rosenfield	Chadwick L. Mills
Chief Legal Officer	Cooley LLP
Geron Corporation	101 California Street
919 E. Hillsdale Boulevard, Suite 250	San Francisco, California 94111
Foster City, California 94404	(415) 693-2000
(650) 473-7700
_____________________

Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☒ 333-225184

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
_____________________

CALCULATION OF REGISTRATION FEE

	Proposed
	Maximum	Amount of
Title of Each Class of	Aggregate	Registration
Securities to be Registered	Offering Price(1)	Fee(2)
Common Stock, par value $0.001 per share	(1)	—
Warrants to purchase shares of Common Stock, par value $0.001 per share	(1)	—
Total	$37,435,660	$4,859.15
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(1)	The Registrant previously registered the offer and sale of certain securities, including shares of its common stock, par value $0.001 per share (the “Common Stock”) and warrants having a proposed maximum aggregate offering price of $250,000,000 pursuant to a Registration Statement on Form S-3 (File No.333-225184), which was declared effective by the Securities and Exchange Commission on July 12, 2018 (the “Related Registration Statement”). As of the date hereof, a balance of $187,178,300 of such securities remains to be offered and sold under the Related Registration Statement. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) an additional amount of the Registrant’s Common Stock and warrants to purchase its Common Stock having a proposed maximum aggregate offering price of $37,435,660 is hereby registered, representing no more than 20% of the maximum aggregate offering price of unsold securities under the Related Registration.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act.
_____________________

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION
OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) of the Securities Act and General Instruction IV(A) to Form S-3 to register an additional $37,435,660 of the Registrant’s securities. In accordance with Rule 462(b), this Registration Statement incorporates by reference the contents of the Registrant’s Registration Statement on Form S-3 (File No. 333-225184), initially filed with the Securities and Exchange Commission on May 24, 2018, amended on July 10, 2018 and declared effective by the Securities and Exchange Commission on July 12, 2018, including all exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

The required opinion and consents are listed on the Exhibit Index set forth below and filed herewith.

EXHIBIT INDEX

Exhibit		Incorporation By Reference
Number	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date
5.1	Opinion of Cooley LLP	—	—	—	—
23.1	Consent of Independent Registered Public Accounting Firm	—	—	—	—
23.2	Consent of Cooley LLP (contained in Exhibit 5.1)	—	—	—	—
24.1	Power of Attorney (included on signature page)	S-3	333-225184	24.1	May 24, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on May 21, 2020.

Geron Corporation

By:	/s/ Stephen N. Rosenfield
Stephen N. Rosenfield
Executive Vice President, Chief
Legal Officer and Corporate
Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ John A. Scarlett	President, Chief Executive Officer and	May 21, 2020
John A. Scarlett	Chairman of the Board
(Principal Executive Officer)

/s/ Olivia Bloom	Executive Vice President, Finance, Chief	May 21, 2020
Olivia K. Bloom	Financial Officer and Treasurer
(Principal Financial and Accounting
Officer)

/s/ Dawn C. Bir	Director	May 21, 2020
Dawn C. Bir

/s/ Karin Eastham	Director	May 21, 2020
Karin Eastham

/s/ V. Bryan Lawlis	Director	May 21, 2020
V. Bryan Lawlis

/s/ Susan M. Molineaux	Director	May 21, 2020
Susan M. Molineaux

/s/ Elizabeth O’Farrell	Director	May 21, 2020
Elizabeth O’Farrell

/s/ Robert J. Spiegel	Director	May 21, 2020
Robert J. Spiegel